UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2017

ARMADA ENTERPRISES LP
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55489	47-4184146
(Commission File Number)	(IRS Employer Identification No.)

c/o Armada Enterprises 40 Wall Street, 28th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (646) 481-9677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 6, 2017, the Registrant, as the final step of its Plan of Conversion, approved by 100% of its shareholders, executed a Contribution, Conveyance, Assumption Agreement (the “Contribution Agreement”) with its general partner, Armada Enterprises GP, LLC (“Armada GP”), and the members of Wighthall Hotels & Resorts, LLC, a Delaware limited liability company; Wight International Construction, LLC, a Delaware limited liability company; Elite Media Holdings, LLC, a Wyoming limited liability company; Diamond Star Aerospace, LLC, a Delaware limited liability company; and Armada Marine Holdings, LLC, a Delaware limited liability company (the “Sector Subsidiaries”). Pursuant to the Contribution Agreement, all the members of each of the Sector Subsidiaries shall contribute 100% of the outstanding equity interests in the Sector Subsidiaries to the Registrant so that each Operating Entity becomes a wholly-owned subsidiary of the Registrant. In exchange for said equity interests, the Registrant will issue a total of Two Hundred Ten Million (210,000,000) limited partner interests (“LP Units”) to the preferred members of the Sector Subsidiaries to be issued pari passu, and certain incentive distribution rights (“IDRs”) to the common member, which is Armada GP for each operating entity.

Of the 210,000,000 LP Units to be issued, 42,000,000 will be Common LP Units and the remaining 168,000,000 will be Subordinated LP Units. The properties for the Common LP Units, Subordinated LP Units and the Incentive Distribution Rights are defined in the Registrant’s limited partnership agreement (the “LPA”), executed on October 17, 2017 – see the Registrant’s 8-K filing for that period for a copy of the LPA, which is an exhibit thereto. Common LP Units have a first call on cash distributions to the extent of the LP Units’ minimum quarterly distribution (“MQD”), which is set at $0.125 per quarter, or $0.50 per annum, in the LPA. If there is any shortfall in the payment of the MQD from prior quarters, all arrearages on the MQD must be paid to the common LP Units before any distributions can be made to the subordinated LP Units. The LPA also subordinates LP Units held by the general partner and its affiliates as an internal risk mitigation control so that Common LP Units held by the public are prioritized to receive their MQD.

Incentive Distribution Rights are the right to an increasing share of cash distributions as certain cash distribution benchmarks above and beyond the MQD are achieved for the limited partners, which is all set forth the LPA. Management’s intent was to structure the Contribution Agreement to incentivize the management to both prioritize meeting the MQD for the public’s Common LP Units and to maximize the total value of distributions to the limited partners, or LP Unit holders.

The LPA fixed the per annum minimum distribution for the LP Units at $0.50 based on providing a 5% rate of return on each LP Unit. Accordingly, 210,000,000 was determined to be the number of LP Units to be issued in exchange for the Sector Subsidiaries based on the pro-forma cash flow projections and the ability to cover the $0.50 minimum annual distribution, with subordination of 80% of the LP Units acting as an internal risk mitigation control.

The Sector Subsidiaries maintain separate operations in the sectors of Hotels & Resorts, Construction, Aviation, Maritime and Media & Entertainment, and have been consolidated under the Registrant in order to transact with each other and third parties so as to maximize distributions to the LP Unit holders.

The Registrant has considered the guidance pursuant to Rule 11-01(d) of Regulation S-X and related interpretations and has concluded the contributions of the entities are contributions of assets and not of businesses. Accordingly, we will not be filing historical financial statements . We have included the required pro forma financial information as a result of the completion of the Contribution.

The respective operations of the Sector Subsidiaries are as follows:

Wight International Construction (“WIC”) is the core of the portfolio, providing construction expertise to the Maritime and Hotels & Resorts divisions to enhance value and create additional revenue and profit opportunities. WIC will earn revenue through execution of engineering, procurement and construction contracts normally at a fixed percentage of the construction budget over the life of the project. It may also provide the financing for such projects, at a generous rate of return. Investments in this division tend to be controlled investments.

Armada Marine Holdings (“AMH”) will focus on port development and operation, as well as other maritime opportunities, such as wreck recovery, shipyards, and cruise line operations. AMH earns its revenues through operation of assets and the creation and financing of additional assets (eg. by adding additional cruise ships or new port facilities). Investments in this division tend to be control investments. A significant portion of its activities will be based out of Puerto Rico, including a mega-yacht marina, yacht club and hotel development and a shipyard in Port Caribe, Puerto Rico. To aid Puerto Rico in its recovery efforts from the impact of Hurricane Maria, AMH is pivoting its operations there in the near term away from travel tourism towards shipping, port development and infrastructure, but just for the short term as management believes travel and tourism will be an integral part of rebuilding the economy of Puerto Rico.

Wighthall Hotels & Resorts, LLC (“WHR”) will develop hotels and resorts throughout the world, though with a focus on the U.S. and the Caribbean regions. It will earn a 10% development fee during the development phase, plus revenues from the sale of residential units in subsequent years of the development phase. After development is complete, stabilized, recurring revenue will be generated by management fees, and food, beverage and spa sales. WHR will usually work in partnership with Wight International Construction, who will oversee construction. Investments in this division tend to be control investments.

Diamond Star Aerospace, LLC (“DSA”) will co-ordinate the management charter operators with FAA part 135, 125 and 121 charter certificates. This business will be complimented by DSA’s development of a private aircraft financing and leasing company whose aircraft will enter into a charter management program with DSA’s charter operators. Revenues from the aircraft charters will be allocated 2/3 to the aircraft and owner and 1/3 to the charter operators, which are also responsible for expenses but generally, pass those on to the charter customers. DSA plans to spin out the aircraft financing and leasing company in the first quarter of 2018 creating a windfall for distributions to the LP Unit holders. In addition, DSA is working on proposals to requests for proposals (RFPs) on certain aerospace projects in the United States.

Elite Media Holdings, LLC (“EMH”) is linked to the rest of the portfolio through its ability to create valuable entertainment properties based upon its other operations, referred to as “branded narratives”. It has created a media fund that will finance and produce a slate of television shows and feature films over the next 5 years, generating media production tax credits that may be allocated as distributable cash flow for the LP Unit holders.

Item 9.01 Financial Statements and Exhibits.

a) Financial statements of businesses acquired.

Not applicable.

b) Pro forma financial information.

The unaudited pro forma balance sheet of our company as of June 30, 2017 as if the Acquisition had occurred at June 30, 2017, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

c) Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Contribution, Conveyance and Assumption Agreement dated November 6, 2017 between Armada Enterprises LP, Armada Enterprise GP, LLC and the members of Wighthall Hotels & Resorts, LLC, a Delaware limited liability company; Wight International Construction, LLC, a Delaware limited liability company; Elite Media Holdings, LLC, a Wyoming limited liability company; Diamond Star Aerospace, LLC, a Delaware limited liability company; and Armada Marine Holdings, LLC, a Delaware limited liability company.

10.2	Unaudited pro forma balance sheet of the Registrant as of June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA ENTERPRISES LP

	By:	Armada Enterprises GP, LLC, General Partner

Dated: November 13, 2017		/s/ George Wight
George Wight
Managing General Partner